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Exhibit 5.1

June 25, 2004

INTAC International, Inc.
Unit 6-7, 32/F., Laws Commercial Plaza
788 Cheung Sha Wan Road
Kowloon, Hong Kong

  Re:
  INTAC International, Inc.—Registration Statement on Form S-3

Dear Ladies and Gentlemen:

        We have acted as special counsel for INTAC International, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of 3,800,000 shares (the "Shares") of the common stock, par value $.001 per share (the "Common Stock"), of the Company pursuant to the Registration Statement, including 2,000,000 Shares offered by the Company and 1,800,000 Shares registered on behalf of the selling stockholders named in the Registration Statement.

        In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares, and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the execution in substantially the form reviewed by us and filed as exhibits to the Registration Statement.

        In connection with this opinion, we have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Shares offered by the Company thereby; (iii) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus and any applicable Prospectus Supplement; (iv) at the time of any offering and sale of any of such Shares that the Company shall have such number of shares of Common Stock as set forth in such offering or sale, authorized or created and available for issuance; and (v) a definitive purchase, underwriting or similar agreement with respect to the Shares offered by the Company will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

        We are licensed to practice law only in the State of Texas. We are opining herein as to the effect on the subject transaction only of the internal laws of the State of Texas, the Nevada General Corporation Law and the federal laws of the United States of America, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof (i) with respect to the Shares registered for sale by the Company, when both (a) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Shares and related matters, and (b) certificates representing the Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, then the Shares will be validly issued, fully paid and nonassessable and (ii) with respect to the Shares registered for resale by the selling stockholders, the Shares have been duly and validly authorized and issued and are fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
DAVID ALLEN WOOD, P.C.
By:	/s/ DAVID A. WOOD David A. Wood, President

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  Exhibit 5.1